UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

RAFAEL HOLDINGS, inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2296593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Broad Street, Newark, NJ 07102

(Address of principal executive offices, zip code)

(973) 438-1000

(Registrant’s telephone number, including area code)

With copies to:

Rafael Holdings, Inc. 520 Broad Street Newark, New Jersey 07102 Attention: Menachem Ash	Dov T. Schwell, Esq. c/o Schwell Wimpfheimer & Associates LLP 1430 Broadway, Suite 1615 New York, NY 10018 (646) 328-0795

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered N/A	Name of each exchange on which registered N/A

Securities registered pursuant to section 12(g) of the Act:

Class B common stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Executive Summary” and “Business”
1A.	Risk Factors	“Risk Factors”
2.	Financial Information	“Unaudited Pro Forma Condensed Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Executive Summary” and “Business”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Executive Compensation”
7.	Certain Relationships and Related Transactions, and Director Independence	“Our Relationship with IDT After the Spin-Off and Related Person Transactions”
8.	Legal Proceedings	“Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Executive Summary;” “Risk Factors;” “The Spin-Off;” “Dividend Policy;” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	“Recent Sale of Unregistered Securities”
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock;” and “Our Relationship with IDT After the Spin-Off and Related Person Transactions”
13.	Financial Statements and Supplementary Data including the Combined Financial Statements	“Unaudited Pro Forma Condensed Combined Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Combined Financial Statements”
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	“Unaudited Pro Forma Condensed Combined Financial Data”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Index to Combined Financial Statements” and the combined financial statements referenced therein

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(a)	List of Financial Statements

The following historical and pro forma combined financial statements of Rafael Holdings, Inc. are included in the information statement and filed as part of this registration statement on Form 10:

(1)	Audited Combined Financial Statements, including Report of Independent Registered Public Accounting Firm, as of July 31, 2017 and 2016, and for each of the years in the three-year period ended July 31, 2017; and

(2)	Audited Combined Financial Statements as of October 31, 2017 and July 31, 2017, and for the three months ended October 31, 2017 and 2016.

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between IDT Corporation and Rafael Holdings, Inc.*
3.1	Form of the Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.*
3.2	By-Laws of Rafael Holdings, Inc. *
4.1	Specimen common stock certificate of Rafael Holdings, Inc.*
10.1	Form of 2017 Stock Option and Incentive Plan* **
10.2	Transition Services Agreement*
10.3 21.01	Tax Separation Agreement* Subsidiaries of Rafael Holdings, Inc.*
99.1	Preliminary Information Statement of IDT Corporation, subject to completion, dated December 26, 2017
99.2	Consent of Prospective Director – Stephen Greenberg
99.3	Consent of Prospective Director – Boris C. Pasche
99.4	Consent of Prospective Director – Michael J. Weiss

* To be filed by amendment

** Management contract or compensatory plan or arrangement

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RAFAEL HOLDINGS, Inc.

By:	/s/ David Polinsky
Name: David Polinsky
Title: Chief Financial Officer

Dated: December 26, 2017

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between IDT Corporation and Rafael Holdings, Inc.*
3.1	Form of the Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.*
3.2	By-Laws of Rafael Holdings, Inc. *
4.1	Specimen common stock certificate of Rafael Holdings, Inc.*
*10.1	Form of 2017 Stock Option and Incentive Plan* **
10.2	Transition Services Agreement*
10.3	Tax Separation Agreement*
21.01	Subsidiaries of Rafael Holdings, Inc.*
99.1	Preliminary Information Statement of IDT Corporation, subject to completion, dated December 26, 2017
99.2	Consent of Prospective Director – Stephen Greenberg
99.3	Consent of Prospective Director – Boris C. Pasche
99.4	Consent of Prospective Director – Michael J. Weiss

* To be filed by amendment

** Management contract or compensatory plan or arrangement

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